SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 27, 2005

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2005, the U.S. District Court for the Southern District of Illinois (the “Court”) granted final approval of the consent decree (the “Baldwin Consent Decree”) with respect to the litigation initiated in November 1999 by the U.S. Department of Justice and the U.S. Environmental Protection Agency against Dynegy Midwest Generation, Inc. (“DMG”), a wholly-owned subsidiary of Dynegy Inc. (“Dynegy”) and Dynegy Holdings Inc. (“DHI”), and Illinois Power Company, a former Dynegy subsidiary, related to certain maintenance, repair and replacement activities at DMG’s Baldwin generating station. The Baldwin Consent Decree is subject to the applicable statutory appeal period.

The Baldwin Consent Decree, which was lodged with the Court in March 2005, provides for (i) DMG’s payment of a civil penalty of $9 million within 30 days after the Court’s final approval of the decree and (ii) DMG’s funding of several environmental projects in the additional aggregate amount of $15 million prior to the end of 2007. It also requires DMG to install additional emission controls at its Baldwin, Vermilion and Havana plants (such as the previously planned conversion of DMG’s Vermilion facility to low-sulfur Powder River Basin coal) to reduce emissions of nitrogen oxides, particulate matter and sulfur dioxide to specified levels in accordance with the timelines set forth in the decree. Based on preliminary engineering estimates, the installation of these emission controls is expected to cost approximately $320 million through 2010, with an additional investment of approximately $225 million in the 2011-2012 timeframe. These estimates represent Dynegy management’s reasonable judgment with respect to the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause the actual costs incurred with regard to these emission controls to differ materially from such estimates.

The Baldwin Consent Decree settles all claims in the litigation, as well as similar claims that might have been brought related to maintenance, repair and replacement activities at other DMG plants, including Vermilion, Wood River, Hennepin and Havana.

The foregoing description of the Baldwin Consent Decree does not purport to be complete and is qualified in its entirety by reference to the complete text of the decree, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully discussed in Item 1.01 above, in connection with the Baldwin Consent Decree, DMG has agreed to (i) pay a civil penalty of $9 million within 30 days after the Court’s final approval of the decree; (ii) fund several environmental projects in the additional aggregate amount of $15 million prior to the end of 2007; and (iii) install additional emission controls at several DMG facilities, expected to cost approximately $320 million through 2010 and approximately $225 million in the 2011-2012 timeframe.

Forward Looking Statements

Certain statements included in this Current Report on Form 8-K are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Actual future results may vary materially from those expressed or implied in any forward-looking statements because of certain known and unknown factors, including: Dynegy’s and DHI’s future financial condition and ability to fund the environmental and emission control projects mandated by the Baldwin Consent Decree, the actual costs to complete the environmental and emission control projects required by the Baldwin Consent Decree, and the financial impact of those expenditures on future business. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s and DHI’s SEC filings, as amended, including their respective Annual Reports on Form 10-K for the year ended Dec. 31, 2004, and their respective Quarterly Reports on Form 10-Q for the period ended March 31, 2005, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy and DHI expressly disclaim any obligation to update any forward-looking statements contained in this Current Report on Form 8-K to reflect events or circumstances that may arise after the date of this report, except as otherwise required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable.

(c) Exhibits:

Exhibit No.	Document

99.1	Baldwin Consent Decree approved May 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: May 31, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

DYNEGY HOLDINGS INC. (Registrant)

Dated: May 31, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Baldwin Consent Decree approved May 27, 2005.